UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 12, 2006


                               STEVEN MADDEN, LTD.
             (Exact name of registrant as specified in its charter)


          Delaware                     000-23702                 13-3588231
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(State or other jurisdiction      (Registration Number)        (IRS Employer
      of incorporation)                                      Identification No.)


   52-16 Barnett Avenue, Long Island City, New York                11104
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     (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (718) 446-1800


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Subsequent to the distribution of the proxy statement for the 2006 Annual Meeting of Stockholders of Steven Madden, Ltd. (the "Company"), the Company received feedback from Institutional Shareholder Services regarding the Company's 2006 Stock Incentive Plan (the "2006 Plan"). As a result, effective May 12, 2006, the Compensation Committee of the Company's Board of Directors (the "Committee") approved a modification of the 2006 Plan to delete Sections 3.2(j) and 6.3(h) in the 2006 Plan, which stated that the Committee had the authority to offer to buy out an award previously granted, based upon such terms as the Committee established and communicated to the participant at the time such offer was made.

If the 2006 Plan is approved by the stockholders of the Company at the 2006 Annual Meeting of Stockholders, a copy of the modified plan will be filed as an exhibit to the Company's Form 10-Q for the quarterly period ended June 30, 2006.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Steven Madden, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       STEVEN MADDEN, LTD.


                                       By: /s/ JAMIESON A. KARSON
                                           -------------------------------------
                                           Name:  Jamieson A. Karson
                                           Title: Chief Executive Officer

Date:  May 12, 2006


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